Exhibit 10.1

FORM OF SEPARATION AGREEMENT

This Separation Agreement (hereinafter “Agreement”) is made between Integrated Microwave Technology, LLC, a/k/a Vislink Technologies (hereinafter “Company”) and John Payne (hereinafter “Employee” or “you”), intending to be legally bound, and in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Separation Date and Transition. The Employee’s last day of employment with the Company shall be March 19, 2020 (the “Separation Date”). Your full-time employment with the Company is ending and that you will now begin a transitional role to March 19, 2020. You agree that, between the date of this Agreement and your last date of employment with the Company, you will continue performing and transitioning your job duties in a professional manner, using your best effort and judgment until such time as your job duties have been fully transitioned or outsourced. You will be paid your normal wages through the end of the Separation Date.

2. Final Wages. Regardless of whether you sign this Agreement, the Company will pay you all wages due and owing through the Separation Date.

3. Severance. In consideration of your commitments as set forth herein, the Company agrees to provide you with severance in the form of six (6) months of base salary continuation for an aggregate amount of $175,000 (the “Severance Amount”). The Severance Amount shall be paid in accordance with the Company’s customary payroll practices starting on the first payroll date on or after the Effective Date, as defined herein, and ending six (6) months later. The Severance Amount shall be subject to normal withholdings and deductions. You acknowledge that the Severance Amount constitutes special consideration to you in exchange for the promises made in this Agreement. In order to receive the Severance Amount, you must:

a)	Perform all duties assigned to you and transition your job duties using your best judgment, professionalism, and abilities through the Separation Date; and

b)	On or after the Separation Date but not later than forty-five (45) days after the Company presented you with a copy of this Agreement, you must sign this Agreement and must not revoke the Agreement. You may not sign this Agreement before the Separation Date.

4. No Other Compensation. Employee acknowledges and agrees that this amount is more than Employee otherwise would be entitled to receive and that no other amounts are due or owing from the Company.

5. Confidentiality of Agreement and Non-Disparagement. Employee understands and agrees that the existence of this Agreement and the terms and conditions thereof, shall be considered confidential, and shall not be disclosed by Employee to any third party or entity except with the prior written approval of the Company or upon the order of a court of competent jurisdiction. Notwithstanding the foregoing, Employee may reveal the relevant terms of this Agreement to Employee’s spouse, tax advisor, and attorneys with whom Employee chooses to consult regarding Employee’s consideration of this Agreement; provided that they agree to keep the terms of this Agreement confidential. In addition, Employee may communicate in general terms Employee’s duties, responsibilities and title as an employee of the Company. Employee agrees that, at all times, Employee will refrain from and will not directly or indirectly solicit, request or engage in any communication, whether made in person, in writing, or by electronic media including, without limitation, by personal email, in a blog, on a website, on any form of social media such as Twitter, LinkedIn or Facebook, or in any other manner that would tend to negatively impact the Company.

6. Return of Company Property. Employee agrees to return to the Company all property of the Company in Employee’s possession, custody, or control, including but not limited to laptop computer, access card, and keys.

7. Confidential Information. Employee acknowledges that Employee has had access to the Company confidential and proprietary information, including information, whether or not in writing, concerning the business, technology, business relationships or financial affairs of the Company which the Company has not released to the general public (collectively, “Confidential Information”) and agrees that all such Confidential Information is and shall remain the exclusive property of the Company. Employee further agrees that Employee shall not publish, disclose, or otherwise make available to any third party any such Confidential Information. However, pursuant to the Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or, in the event of a lawsuit for retaliation for reporting a suspected violation of law, to Employee’s attorney and for use in the court proceeding, if any document containing the trade secret is filed under seal and not disclosed, except pursuant to court order. Employee warrants that Employee has no materials containing Confidential Information, but if Employee does, Employee shall return immediately to the Company or destroy any and all materials containing any Confidential Information in Employee’s possession, custody, or control.

8. Release. That the undersigned, John Payne, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, and Employee’s past, present and future agents, representatives, attorneys, affiliates, heirs, executors, assigns and successors, and all other persons connected therewith, and on behalf of all successors and assigns, hereby releases and forever discharges Integrated Microwave Technology, LLC, and all of their past, present and future agents, representatives, principals, attorneys, affiliates, owners, parent corporations, subsidiaries, officers, directors, employees, assigns and successors, and all other persons, firms or corporations connected therewith (collectively “Releasees”), of and from any and all legal, equitable or other claims, demands, setoffs, defenses, contracts, accounts, suits, debts, agreements, actions, causes of action, sums of money, judgments, findings, controversies, disputes, or past, present and future duties, responsibilities, obligations, or suits at law and/or equity of whatsoever kind, from the beginning of the world to the date hereof, in addition, without limitation, any and all actions, causes of action, claims, counterclaims, third party claims, and any and all other federal, state, local and/or municipality statutes, laws and/or regulations and any ordinance and/or common law pertaining to employment and any and all other claims, counterclaims and/or third party claims which have been or which could have been asserted against any party in any court, arbitration or other forum involving the subject matter of the Release.

By signing this Release, the undersigned knowingly and voluntarily fully releases and forever discharges Releasees of and from all claims, demands and liability of any kind arising under any statute, law or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the National Labor Relations Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, any state Human Rights Act, or any facts or claims arising under the Age Discrimination in Employment Act (“ADEA”). It is understood that the acceptance of this Release by Releasees is not to be construed as an admission of liability on their part. You further understand and agree that this Release is intended to cover all actions, causes of action, claims, and demands for damages, loss or injury arising from the beginning of time until the date of this Release, whether presently known or unknown to the undersigned. However, the undersigned does not waive rights to claims which may arise after this Release becomes effective.

In addition, the undersigned is hereby advised to consult with an attorney prior to executing this Release. The undersigned has been given a reasonable time in which to consider the Release and seek such consultation and further warrants that the undersigned has consulted with knowledgeable persons concerning the effect of this Release and all rights which the undersigned might have under any and all state and federal law relating to employment and employment discrimination. The undersigned fully understands these rights and that by signing this Release the undersigned forfeits all rights to sue Releasees for matters relating to or arising out of employment and termination. Notwithstanding any provision in this Section 8 to the contrary, this Release does not apply to any claims Employee may have relating to the enforcement of the terms of this Agreement. The undersigned may preserve a legal right to sue by refusing to sign this Release, in which case the undersigned will not receive the severance pay offered.

Employee represents and warrants that Employee has no pending charges, claims, suits, arbitrations, complaints, or grievances against any of the Releasees with any federal, state, local or other governmental agency, or in any court of law, or before any arbitration association, and has not suffered any work-related injury or illness prior to the Separation Date. Employee acknowledges and agrees Employee has been fully and properly paid for all hours worked and received all benefits to which Employee is entitled; that Employee has received all leave to which Employee may have been entitled and that the Company has not discriminated or retaliated against Employee based on Employee’s exercise of any rights; that Employee is not aware of any facts or circumstances constituting a violation of either any leave law or any wage/hour law; and to the greatest extent permitted by applicable law, Employee hereby waives and releases any and all leave-related claims and/or wage/hour related claims and acknowledges receipt of all compensation due to Employee as of the date of Employee’s execution of this Agreement.

Nothing in this Agreement will preclude Employee from filing a charge or complaint with the Equal Employment Opportunity Commission or any other federal, state, or local governmental agency or commission (“Government Agencies”). Employee, however, expressly waives and releases any right Employee may have to recover any monetary relief resulting from any action or suit that may be instituted on Employee’s behalf against the Releasees by any Government Agencies, or in any class or collective action that may be filed on Employee’s behalf, or in any action under state or federal false claims acts. Employee is not waiving any rights under this Agreement that cannot be legally waived.

In accordance with provisions of the ADEA, as amended, 29 U.S.C. §601-634, and the Older Workers Benefit Protection Act, the undersigned is hereby provided a period of forty-five (45) days from the date of receiving this Release to review the waiver of rights under the ADEA and sign this Release. Employee acknowledges that Employee received a copy of this Release on February 20, 2020. Furthermore, the undersigned has seven (7) days after the date of signing the Release (“Revocation Period”) to revoke the undersigned’s consent. This Release shall not become effective or enforceable until the Revocation Period has expired. If the undersigned does not deliver a written revocation to the Director of Human Resources c/o Integrated Microwave Technology, LLC, 101 Bilby Road, Suite 15, Building 2, Hackettstown, NJ 07840, before the Revocation Period expires, this Release will become effective.

By Exhibit A to this Agreement, Employee has been informed in writing of the decisional unit for the Company’s termination program; the job titles and ages of all individuals in the decisional unit selected for termination of employment and offered severance benefits and the job titles and ages of all individuals in the decisional unit who were not selected; and the eligibility requirements for receipt of severance benefits.

9. Opportunity to Seek Counsel. The parties represent that they have had an opportunity to retain legal counsel to represent them in connection with this matter, that they have been advised of the legal effect and consequences of this Agreement, that they have entered into this Agreement knowingly, freely and voluntarily of their own volition, and that they have not been coerced, forced, harassed, threatened or otherwise unduly pressured to enter into this Agreement.

10. No Admissions. This Agreement is not and shall not in any way be construed as an admission by either party of any wrongful act or omission, or any liability due and owing, or any violation of any federal, state or local law or regulation.

11. Amendments and Modifications. This Agreement may not be amended or modified except in writing signed by Employee and an authorized representative with actual authority to bind the Company, specifically stating that it is an Amendment to this Agreement.

12. Governing Law. This Agreement, and all of the terms and conditions hereof, shall be construed and interpreted in accordance with the laws of New Jersey.

13. Venue. Should it become necessary for either party to bring action to enforce this Agreement, such action shall be brought in the Superior Court of Warren County, New Jersey.

14. Attorneys’ Fees. In the event that either party brings an action to enforce this Agreement, the prevailing party shall be entitled to have its attorneys’ fees paid by the non-prevailing party.

15. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereto and this Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted.

16. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

17. Counterparts. If this Agreement is executed in counterparts, each counterpart shall be deemed an original and all counterparts so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the same counterpart.

18. Duplicates. This original Agreement or a duplicate copy of the original Agreement shall suffice in an action to enforce any of the terms and conditions herein.

19. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof.

IN WITNESS THEREOF, the parties hereto acknowledge, understand and agree to this Agreement. The parties understand and intend to be bound by all of the clauses contained in this document and further certify that they have received signed copies of this Agreement.

John Payne	Integrated Microwave Technology, LLC a/k/a Vislink Technologies

John Payne	By:	Carleton Miller
CEO

Date:	Date: